Exhibit 21.1

HOLLY ENERGY PARTNERS, L.P. (1)

SUBSIDIARIES OF REGISTRANT

State of
Incorporation or
Name of Entity    Organization

Cheyenne Logistics LLC    Delaware
Cheyenne Pipeline LLC (joint venture)    Delaware
El Dorado Logistics LLC    Delaware
El Dorado Operating LLC    Delaware
El Dorado Osage LLC    Delaware
Frontier Aspen LLC (f/k/a HEP Casper SLC LLC)    Delaware
HEP Cheyenne LLC    Delaware
HEP Cheyenne Shortline LLC    Delaware
HEP El Dorado LLC    Delaware
HEP Fin-Tex/Trust-River, L.P.            Texas
HEP Logistics GP, L.L.C            Delaware
HEP Mountain Home, L.L.C.            Delaware
HEP Navajo Southern, L.P.            Delaware
HEP Pipeline Assets, Limited Partnership        Delaware
HEP Pipeline GP, L.L.C.            Delaware
HEP Pipeline, L.L.C.                Delaware
HEP Refining Assets, L.P.            Delaware
HEP Refining GP, L.L.C.            Delaware
HEP Refining, L.L.C.                Delaware
HEP Tulsa LLC                    Delaware
HEP UNEV Holdings LLC    Delaware
HEP UNEV Pipeline LLC    Delaware
HEP Woods Cross, L.L.C.            Delaware
Holly Energy Finance Corp.    Delaware
Holly Energy Holdings LLC    Delaware
Holly Energy Partners – Operating, L.P. (1)        Delaware
Holly Energy Storage – Lovington LLC    Delaware
Lovington-Artesia, L.L.C    Delaware
NWNAL LLC    Delaware
Osage Pipe Line Company LLC (joint venture)    Delaware
Roadrunner Pipeline, L.L.C.    Delaware
SLC Pipeline LLC (f/k/a HEP SLC, LLC)        Delaware
UNEV Pipeline, LLC (joint venture)    Delaware
Woods Cross Operating LLC    Delaware

(1) Holly Energy Partners, L.P. and Holly Energy Partners - Operating, L.P. also do business as
Holly Energy Partners.